Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit A for Congress
to the
Professionally Management Portfolios Custody Agreement

Name of Series
Congress Large Cap Growth ETF
Congress SMid Growth ETF

Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum1 where Congress Asset Management Company, LLP (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund2 Basis Points on Trust AUM2
All Funds $[__]      Balance [__] bp

See Appendix C for Services and Associated Fees in addition to Base Fee
See Appendix D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

APPENDIX C to the Exhibit for Congress
Custody Services in addition to the Base Fee
Portfolio Transaction Fees1
▪ $[_] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
▪ $[_] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪ $[_] – Option/SWAPS/future contract written, exercised or expired
▪ $[_] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
▪ $[_] – Physical security transaction
▪ $[_] – Check disbursement (waived if U.S. Bank is Administrator)
▪ $[_] Manual instructions fee. (Additional Per Securities and Cash Transactions)
▪ $[_] Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
▪ $[_] Per Non-USD wire.
▪ $[_] Per Non-FX Executed at U.S. Bank
▪ $[_] Monthly charge on zero valued securities (Per ISIN)
▪ $[_] Per Proxy Vote cast.
▪ $[_] Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
▪ Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
▪ $[_] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
▪ Class Action Services – $[_] filing fee per class action per account, plus [_]% of gross proceeds, up to a maximum per recovery not to exceed $[_].
▪ No charge for the initial conversion free receipt.
▪ Overdrafts – charged to the account at prime interest rate plus [_]%, unless a line of credit is in place
▪ Third Party lending - Additional fees will apply

1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades”.

APPENDIX D to the Exhibit for Congress
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $[_] per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply. Safekeeping and transaction fees are assessed on security and currency transactions.

Plus:

Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
▪ A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.

Global Safekeeping and Transaction Fees
(See schedule below)

Global Custody Tax Reclamation Services:
▪ Global Filing: $[_] per annum
▪ U.S. Domestic Filing: $[_] per annum (Only ADRs)
▪ Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).

Miscellaneous Expenses
▪ Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪ A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪ SWIFT reporting and message fees.

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[__]	$[__]	Hong Kong	[__]	$[__]	Poland	[__]	$[__]
Australia	[__]	$[__]	Hungary	[__]	$[__]	Portugal	[__]	$[__]
Austria	[__]	$[__]	Iceland	[__]	$[__]	Qatar	[__]	$[__]
Bahrain	[__]	$[__]	India	[__]	$[__]	Romania	[__]	$[__]
Bangladesh	[__]	$[__]	Indonesia	[__]	$[__]	Russia	[__]	$[__]
Belgium	[__]	$[__]	Ireland	[__]	$[__]	Saudi Arabia	[__]	$[__]
Bermuda	[__]	$[__]	Israel	[__]	$[__]	Serbia	[__]	$[__]
Botswana	[__]	$[__]	Italy	[__]	$[__]	Singapore	[__]	$[__]
Brazil	[__]	$[__]	Japan	[__]	$[__]	Slovakia	[__]	$[__]
Bulgaria	[__]	$[__]	Jordan	[__]	$[__]	Slovenia	[__]	$[__]
Canada	[__]	$[__]	Kenya	[__]	$[__]	South Africa	[__]	$[__]
Chile	[__]	$[__]	Kuwait	[__]	$[__]	South Korea	[__]	$[__]
China Connect	[__]	$[__]	Latvia	[__]	$[__]	Spain	[__]	$[__]
China (B Shares)	[__]	$[__]	Lithuania	[__]	$[__]	Sri Lanka	[__]	$[__]
Colombia	[__]	$[__]	Luxembourg	[__]	$[__]	Sweden	[__]	$[__]
Costa Rica	[__]	$[__]	Malaysia	[__]	$[__]	Switzerland	[__]	$[__]
Croatia	[__]	$[__]	Malta	[__]	$[__]	Taiwan	[__]	$[__]
Cyprus	[__]	$[__]	Mauritius	[__]	$[__]	Tanzania	[__]	$[__]
Czech Republic	[__]	$[__]	Mexico	[__]	$[__]	Thailand	[__]	$[__]
Denmark	[__]	$[__]	Morocco	[__]	$[__]	Tunisia	[__]	$[__]
Egypt	[__]	$[__]	Namibia	[__]	$[__]	Turkey	[__]	$[__]
Estonia	[__]	$[__]	Netherlands	[__]	$[__]	UAE	[__]	$[__]
Eswatini	[__]	$[__]	New Zealand	[__]	$[__]	Uganda	[__]	$[__]
Euroclear (Eurobonds)	[__]	$[__]	Nigeria	[__]	$[__]	Ukraine	[__]	$[__]
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	[__]	$[__]	United Kingdom	[__]	$[__]
Finland	[__]	$[__]	Oman	[__]	$[__]	Uruguay	[__]	$[__]
France	[__]	$[__]	Pakistan	[__]	$[__]	Vietnam	[__]	$[__]
Germany	[__]	$[__]	Panama	[__]	$[__]	West African Economic Monetary Union (WAEMU)*	[__]	$[__]
Ghana	[__]	$[__]	Peru	[__]	$[__]	Zambia	[__]	$[__]
Greece	[__]	$[__]	Philippines	[__]	$[__]	Zimbabwe	[__]	$[__]
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Adviser’s signature below is solely in acknowledgment of the above fee schedule.
Congress Asset Management Company, LLP

By: _______________________________
Name:
Title:
Date:

SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION

PROFESSIONALLY MANAGED PORTFOLIOS – Congress Asset Management, LLP.

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.

Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.

Your “yes” or “no” to disclosure will apply to all U.S. securities Custodian holds for you now and in the future, unless you change your mind and notify us in writing. A “no” election may prevent Custodian from obtaining, on your behalf, the most favorable tax rate for American Depository Receipts (ADRs) held in your account.

______ YES	U.S. Bank is authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

______ NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

Congress Asset Management LLP
By: ________________________________
Name: